EXHIBIT 5

Warner Norcross + Judd LLP
Attorneys at Law

150 Ottawa Ave. NW

Suite 1500

Grand Rapids, Michigan 49503

June 17, 2021

CURO Group Holdings Corp.

3615 North Ridge Road

Wichita, KS 67205

Re:	CURO Group Holdings Corp. Form S-8 Registration Statement – 2017 Incentive Plan

Ladies and Gentlemen:

We are counsel to CURO Group Holdings Corp. ("CURO") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 4,000,000 shares of CURO common stock, $0.001 par value per share ("Common Stock"), issuable under CURO’s 2017 Incentive Plan (the "Plan") under a registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission on or about June 17, 2021.

We are familiar with the proceedings taken by CURO in connection with the authorization of 4,000,000 shares of Common Stock to be issued under the Registration Statement (the "Shares"). We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies.

Based upon the foregoing, we are of the opinion that the Shares, when duly registered under the Securities Act and issued and delivered under the Plan, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC promulgated thereunder.

This opinion is rendered for the purposes of Part II, Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K and may not be used, quoted, or referred to or filed for any other purpose without our prior written permission. This opinion, which is limited to the matters specifically referenced in this letter and is further limited to the laws of the State of Michigan, is effective as of the date of this letter. No expansion of our opinion may be made by implication or otherwise.

Warner Norcross + Judd LLP

By	/s/ Charlie Goode
Charlie Goode, a Partner

Warner Norcross + Judd LLP

150 Ottawa Avenue, N.W., Suite 1500

Grand Rapids, MI 49503